                                                              EXHIBIT 10.02

     ======================================================================

                               FOURTH AMENDMENT TO
                                CREDIT AGREEMENT

                            Dated as of July _, 2000

                         (amending the Credit Agreement,
                                   dated as of
                               February 26, 1998)

                                      among

                              ALADDIN GAMING, LLC,
                                as the Borrower,

                         VARIOUS FINANCIAL INSTITUTIONS,
                                 as the Lenders,

                            THE BANK OF NOVA SCOTIA,
                  as the Administrative Agent for the Lenders,

                                       and

                              MERRILL LYNCH CAPITAL
                         CORPORATION, as the Syndication
                             Agent for the Lenders.

     ======================================================================

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

           THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Fourth Amendment to Credit Agreement") is dated as of July _, 2000, by and among ALADDIN GAMING, LLC, a Nevada limited-liability company (the "Borrower") the various financial institutions as are or may become parties hereto (collectively, "Lenders") THE BANK OF NOVA SCOTIA, as administrative agent (together with any successor thereto in such capacity, the "Administrative Agent") the Lenders, and MERRILL LYNCH CAPITAL CORPORATION, as syndication agent (together with any successor thereto in such capacity, the "Syndication Agent") for the Lenders.

           In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                              W I T N E S S E T H:

           WHEREAS, the Borrower, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent have heretofore entered into (w) that certain Credit Agreement (the "CA") dated as of February 26, 1998, (x) that certain First Amendment to Credit Agreement (the "First Amendment to Credit Agreement") dated as of January 29, 1999, (y) that certain Second Amendment to Credit Agreement (the "Second Amendment to Credit Agreement") dated as of April 5, 1999, effective as of March 10, 1999 and (z) that certain Third Amendment to Credit Agreement (the "Third Amendment to Credit Agreement") dated as of June 2, 2000 (the CA, as amended by the First Amendment to Credit Agreement, the Second Amendment to Credit Agreement and the Third Amendment to Credit Agreement shall be referred to herein as the ("Credit Agreement") and

           WHEREAS, the Borrower has requested the Lenders to enter into certain amendments of the Credit Agreement; and

           WHEREAS, each of the parties hereto is willing, on the terms and subject to the conditions hereinafter set forth, to so amend the Credit Agreement.

           NOW, THEREFORE, in consideration of the agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

           SECTION I.1. Certain Defined Terms. The following terms (whether or not italicized) when used in this Fourth Amendment to Credit Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings:

           "Effective Date" is defined in SECTION 4.1.

           "First Amendment to Credit Agreement" is defined in the FIRST
RECITAL.

           "Fourth Amendment to Credit Agreement" is defined in the PREAMBLE.

           "GECC Facilities Agreement" shall mean that certain Facilities Agreement between General Electric Capital Corporation ("GECC") itself and as agent for certain participants, and the Borrower dated as of June 26, 1998, as amended by that certain First Amendment to Facilities Agreement between GECC, for itself and as agent for certain participants, GMAC Commercial Mortgage Corporation ("GMAC CMC") and the Borrower dated as of September 2, 1998, that certain Agreement of Amendment among GECC, for itself and as agent for certain participants, and the Borrower dated as of June 2, 2000, that certain Agreement of Amendment No. 3 between GECC, for itself and as agent for certain participants, GMAC CMC and the Borrower dated as of July __, 2000 ("Amendment No. 3") as the same may from time to time be further amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement, as amended by the Fourth Amendment to Credit Agreement, and the GECC Intercreditor Agreement.

           "GECC Intercreditor Agreement" shall mean that certain Intercreditor Agreement by and among the Administrative Agent, GECC and the Borrower dated as of June 30, 1998 and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms thereof.

           "Second Amendment to Credit Agreement" is defined in the FIRST
RECITAL.

           "Third Amendment to Credit Agreement" is defined in the FIRST
RECITAL.

           SECTION I.2. OTHER DEFINED TERMS; CONSTRUCTION. For purposes of this Fourth Amendment to Credit Agreement, capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement, as amended by this Fourth Amendment to Credit Agreement, and the rules of construction set forth in ARTICLE I of the CA shall apply to this Fourth Amendment to Credit Agreement.

                                   ARTICLE II

                         ACKNOWLEDGMENTS BY THE BORROWER

           SECTION II.1. BALANCING THE MAIN PROJECT BUDGET. The Borrower acknowledges that as of the date of this Fourth Amendment to Credit Agreement, the amount required in order for the Main Project Budget to be In Balance is $50,000,000 (collectively, the "IN BALANCE AMOUNT").

           SECTION II.2. LETTER OF CREDIT. On or about April 3, 2000, London Clubs, one of the Completion Guarantors, delivered a letter of credit to the Administrative Agent in the amount of $47,261,830 in order to bring the Main Project Budget In Balance. On or about June 30, 2000, the Borrower and London Clubs requested the Administrative Agent to waive the requirement that the Main Project Budget be In Balance and make an Advance of $45,698,305.94 by drawing such amount under such letter of credit and depositing the proceeds thereof into the Guaranty Deposit Account for disbursement by the Disbursement Agent. Such requirement was waived by the Administrative Agent pursuant to CLAUSE (a) of
SECTION 5.2.1 of the CA and such Advance was approved by the Administrative Agent as set forth in the Advance Request and Certificate dated as of June 30, 2000 and advanced on or about June 30, 2000 by the Disbursement Agent pursuant thereto.

           SECTION II.3. RESERVATION OF RIGHTS. The Borrower agrees that neither this Fourth Amendment to Credit Agreement nor the making of any Advance by the Disbursement Agent and the Administrative Agents consent thereto either before or after the date hereof shall constitute (w) an approval of all or any portion of any Advance Request, (x) a waiver or forbearance by the Disbursement Agent or the Administrative Agent under any of the Loan Documents, (y) the acceptance by the Disbursement Agent or the Administrative Agent of any course of conduct by the Borrower, the Completion Guarantors or any other Person or (z) an agreement by the Administrative Agent to amend any of the Loan Documents without the approval from the Required Lenders and a corresponding amendment of the GECC Facilities Agreement. The Borrower further agrees that the Administrative Agent and the Disbursement Agent reserve all rights, remedies and options under the Loan Documents to require the Borrower to satisfy in all respects the conditions relating to each Advance and perform all of its obligations under the Loan Documents which are then due and owing or are susceptible of performance, as the case may be.

                                   ARTICLE III

                                   AMENDMENTS

           SECTION III.1. AMENDMENTS. The parties hereto hereby agree as follows:

                     (a) The FIFTH RECITAL in the CA shall be deemed to be deleted in its entirety and the following recital shall be substituted in its place:

           WHEREAS, the Borrower expects to fund the costs to construct the Hotel/Casino Component and pay for the Equipment Component and the Borrower's expenses, if any, with respect to the Energy Project Component, which are expected pursuant to the Main Project Budget to cost $916,469,139 in the aggregate, by

                     (a) obtaining from Holdings in consideration for common membership interests of the Borrower (x) the Site which has a net equity value (the "Land Equity") of $67,000,000, based on an appraised value of $135,000,000 (after giving effect to the release of the portion of the Site required for the Mall Project and the Music Project) and the discharge of all Indebtedness secured thereby of $68,000,000, (y) the benefit of pre-development Main Project Costs of at least $7,000,000 and (z) a portion of the London Clubs Contribution in the amount of $42,000,000;

                     (b) obtaining from Holdings in consideration for Series A Preferred Membership Interests of the Borrower, the amount of $115,047,100, representing the proceeds received by Holdings, Capital and Enterprises from the issuance of the Discount Notes and Warrants in an aggregate amount of $107,047,100 pursuant to the Discount Note Purchase Agreement and a portion of the London Clubs Contribution in the amount of $8,000,000;

                     (c) obtaining from the Sponsors additional contributions pursuant to the Completion Guaranty in the aggregate amount of $145,459,968;

                     (d) obtaining from GECC pursuant to the Approved Equipment Funding Commitment a $60,000,000 capitalized lease and $20,000,000 in purchase money loans covering the Gaming Equipment and the Specified Equipment;

                     (e) obtaining Commitments from the Lenders in an aggregate amount of $453,750,000, all as further described in the following recital;

                     (f) obtaining from The Pepsi-Cola Company or an Affiliate thereof ("Pepsi") an agreement (the "Pepsi Agreement") pursuant to which Pepsi will provide beverages exclusively at the Main Project during the term of the Pepsi Agreement in exchange for payments in an aggregate amount of $2,754,643;

                     (g) obtaining $1,500,000 from the counterparty to the initial Rate Protection Agreement which was delivered by the Borrower on the Closing Date in accordance with SECTION 5.1.9 of the CA with respect to a restructuring of such initial Rate Protection Agreement;

                     (h) obtaining from Global Cash Access, Inc. or an Affiliate thereof ("Global Cash") an agreement (the "Global Agreement") pursuant to which Global Cash will provide credit card services during the term of the Global Agreement in exchange for payments in an aggregate amount of $1,000,000; and

                     (i) obtaining $957,428 from advance deposits and rental income.

                     (b) The SIXTH RECITAL in the CA shall be deemed to be deleted in its entirety and the following recital shall be substituted in its place:

           WHEREAS, the Borrower desires to obtain

                     (a) Term A Loan Commitments from the Term A Lenders pursuant to which the Borrower may, from time to time on and after the Effective Date and prior to the Term A Loan Commitment Termination Date, obtain

                               (i) from the Issuer, Letters of Credit in a
                     maximum aggregate Stated Amount at any time outstanding not to exceed $20,000,000, and

                               (ii) from the Term A Lenders, Borrowings of the
                     Term A Loans,

           all SUBJECT, HOWEVER, to the limitation that the sum at any time of
           (x) the aggregate original principal amount of all Term A Loans PLUS
           (y) the aggregate Stated Amount of outstanding Letters of Credit shall not exceed $129,750,000;

                     (b) Term B Loan Commitments from the Term B Lenders pursuant to which a single Borrowing of Term B Loans in a maximum original principal amount of $114,000,000 shall be made by the Borrower on the Closing Date; and

                     (c) Term C Loan Commitments from the Term C Lenders pursuant to a single Borrowing of Term C Loans in a maximum original principal amount of $160,000,000 shall be made by the Borrower on the Closing Date; and

                     (d) Term D Loan Commitments from the Term D Lenders pursuant to which the Borrower may, from time to time on and after July __, 2000 and prior to the Term D Loan Commitment Termination Date, obtain from the Term D Lenders, Borrowings of the Term D Loans in a maximum principal amount of $50,000,000 which amount shall be reduced by the aggregate amount of Main Project Costs which the Design/Builder, Fluor, any other Contractor and/or the Completion Guarantor have agreed or confirmed in writing, to the satisfaction of the Administrative Agent in its sole discretion, that they are responsible for paying from their own funds (including, without limitation, the Dollar value of Change Orders which have been or will be performed by the Design/Builder or any other Contractor at no cost to the Borrower but which will be paid by one or more of the Completion Guarantors pursuant to an agreement which has been approved by the Administrative Agent in its sole discretion); and

                     (c) The following definition shall be added to the CA after the definition of AMH Pledge Agreement:

           "Amendment to Agreements" means on any date, the Amendment to Agreements, as originally in effect on the Effective Date of Fourth Amendment to Credit Agreement, between the Borrower and the Administrative Agent, for the benefit of the Lenders, as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

                     (d) The definition of APPLICABLE BASE RATE MARGIN as set forth in the CA shall be deemed to be deleted in tis entirety and the following definition shall be substituted in its place:

           "Applicable Base Rate Margin" means, (v) relative to any Term B Loan, Term C Loan or Term D Loan, the proceeds of which on any date are being held in the Bank Proceeds Account, 1.00% PER ANNUM, (w) relative to any Term B Loan, the proceeds of which on any date have been advanced to the Borrower from the Bank Proceeds Account, 2.50% PER ANNUM, (x) relative to any Term C Loan, the proceeds of which on any date have been advanced to the Borrower from the Bank Proceeds Account, 3.00% PER ANNUM; (y) relative to any Term D Loan, the proceeds of which on any date have been advanced from the Bank Proceeds Account, 3.50% PER ANNUM; and (z) relative to any Term A Loan, (1) on any date prior to the date which is six months after the Conversion Date, 2.00% PER ANNUM and (2) on any date from and after the date which is six months after the Conversion Date, the PER ANNUM percentage set forth below opposite the Total Debt to EBITDA Ratio set forth in the Current Compliance Certificate:


        Total Debt to EBITDA Ratio                                Applicable Base Rate Margin
--------------------------------------------------              ---------------------------------
(Greater or equal to) 4.0:1                                                   1.75%

(Greater or equal to) 3.5:1 and (Less than) 4.0:1                             1.50%

(Greater or equal to) 3.0:1 and (Less than) 3.5:1                             1.00%

(Greater or equal to) 2.5:1 and (Less than) 3.0:1                             0.75%

(Greater or equal to) 2.5:1                                                   0.50%


                     (e) The definition of APPLICABLE LIBO RATE MARGIN as set forth in the CA shall be deemed to be deleted in its entirety and the following definition shall be substituted in its place:

           "Applicable LIBO Rate Margin" means, (v) relative to any Term B Loan, Term C Loan or Term D Loan, the proceeds of which on any date are being held in the Bank Proceeds Account, 2.00% PER ANNUM, (w) relative to any Term B Loan, the proceeds of which on any date have been advanced to the Borrower from the Bank Proceeds Account, 3.50% PER ANNUM, (x) relative to any Term C Loan, the proceeds of which on any date have been advanced to the Borrower from the Bank Proceeds Account, 4.00% PER ANNUM; (y) relative to any Term D Loan, the proceeds of which on any date have been advanced from the Bank Proceeds Account, 4.50% PER ANNUM; and (z) relative to any Term A Loan, (1) on any date prior to the date which is six months after the Conversion Date, 3.00% PER ANNUM and (2) on any date from and after the date which is six months after the Conversion Date, the PER ANNUM percentage set forth below opposite the Total Debt to EBITDA Ratio set forth in the Current Compliance Certificate:


          Total Debt to EBITDA Ratio                               Applicable LIBO Rate Margin
---------------------------------------------------              ------------------------------
(Greater or equal to) 4.0:1                                                   2.75%

(Greater or equal to) 3.5:1 and (Less than) 4.0:1                             2.50%

(Greater or equal to) 3.0:1 and (Less than) 3.5:1                             2.00%

(Greater or equal to) 2.5:1 and (Less than) 3.0:1                             1.75%

(Greater or equal to) 2.5:1                                                   1.50%


                     (f) The definition of BANK CREDIT FACILITY as set forth in the CA shall be deemed to be deleted in its entirety and the following definition shall be substituted in its place:

            "Bank Credit Facility" means the Term A Loan Commitment, the Term B Loan Commitment, the Term C Loan Commitment and the Term D Loan Commitment.

                     (g) The definition of CHANGE ORDER as set forth in the CA shall be deemed to be deleted in its entirety and the following definition shall be substituted in its place:

           "Change Order" means, at any time, (i) with respect to the Design/Build Contract, an adjustment made to the Guaranteed Maximum Price or the Design/Build Contract Time with respect to changes in the Work which increase or decrease the time of performance or the actual cost to the Design/Builder of the Work to be performed by the Design/Builder under the Design/Build Contract and
(ii) with respect to the other Contracts, an adjustment made to the cost or time to complete the Work which increase or decrease the time of performance or the actual cost of the Work to be performed by the Contractors under the Contract.

                     (h) The definition of COMMITMENT as set forth in the CA shall be deemed to be deleted in its entirety and the following definition shall be substituted in its place:

           "Commitment" means, as the context may require, a Term A Loan Commitment, a Term B Loan Commitment, a Term C Loan Commitment, a Term D Loan Commitment or a Letter of Credit Commitment made by a Lender hereunder.

                     (i) The definition of COMMITMENT AMOUNT as set forth in the CA shall be deemed to be deleted in its entirety and the following definition shall be substituted in its place:

           "Commitment Amount" means, as the context may require, the Term A Loan Commitment Amount, the Term B Loan Commitment Amount, the Term C Loan Commitment Amount, the Term D Loan Commitment Amount or the Letter of Credit Commitment Amount.

                     (j) The definition of COMMITMENT TERMINATION DATE as set forth in the CA shall be deemed to be deleted in its entirety and the following definition shall be substituted in its place:

           "Commitment Termination Date" means, as the context may require, the Term A Loan Commitment Termination Date, the Term B Loan and Term C Loan Commitment Termination Date or the Term D Loan Commitment Termination Date.

                     (k) The following definition shall be added to the CA after the definition of Completion Guaranty:

           "Completion Guaranty Joinder" means the Joinder Agreement dated as of July __, 2000 between Jack Sommer and Laura Sommer, his wife, and the Administrative Agent, for the benefit of the Lenders as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

                     (l) ITEM (x) in CLAUSE (a) of the definition of FORCE MAJEURE as set forth in the CA shall be deleted in its entirety and the following ITEM (x) shall be substituted in its place:

           (x) late performance by the Design Builder, the Architect of Record or any other Contractor,

                     (m) The definition of INDIRECT COST as set forth in the CA shall be deemed to be deleted in its entirety and the following definition shall be substituted in its place:

           "Indirect Cost" means any Main Project Cost which is not a Direct Cost, including appraisal fees, the Term A Loan Commitment Fee, the Term B and Term C Loan Commitment Fee, the Term D Loan Commitment Fee, the fees set forth in the Fee Letters, interest on the

Loans prior to the Conversion Date, brokers' commissions, fees of the Independent Consultants, insurance during construction, surety bond premiums, cost of surveys, Impositions during construction, title examination and title insurance premiums, recording expenses in connection with the Deed of Trust and other Security Documents (and any amendments or modifications thereof or supplements thereto) and fees and disbursements of the attorneys for the Administrative Agent.

                     (n) The following ITEM (iv) shall be added to CLAUSE (a) of the definition of INTEREST PERIOD as set forth in the CA:

                               (iv) in the case of Term D Loans made or
                     maintained as LIBO Rate Loans, occurring on more than four different dates;"

                     (o) The following definition shall be added to the CA after the definition of Keep-Well Agreement:

           "Keep-Well Joinder" means the Joinder Agreement dated as of July __, 2000 between the Trust and the Administrative Agent, for the benefit of the Lenders, as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

                     (p) The definition of LOAN as set forth in the CA shall be deemed to be deleted in its entirety and the following definition shall be substituted in its place:

           "Loan" means a Term A Loan, a Term B Loan, a Term C Loan or a Term D Loan of any type.

                     (q) The Ratification and Reaffirmation, the Term D Loan Fee Letter, the Term D Note, the Keep Well Joinder, the Completion Guaranty Joinder and the Amendment to Agreement shall be added to the definitions of Loan Documents in the CA.

                     (r) The definition of MAIN PROJECT BUDGET as set forth in the CA shall be deemed to be deleted in its entirety and the following definition shall be substituted in its place:

           "Main Project Budget" means a budget in substantially the form of
EXHIBIT X-2 (as amended from time to time in accordance with SECTION 7.2.18) annexed to the Fourth Amendment to Credit Agreement.

                     (s) The definition of NOTE as set forth in the CA shall be deemed to be deleted in its entirety and the following definition shall be substituted in its place:

           "Note" means a Term A Note, a Term B Note, a Term C Note, a Term D Note or a Registered Note.

                     (t) The references to ("Owner Representatives") in the definitions of "Available Funds", "Construction Benchmark Schedule", "Opening Condition" and "Realized Savings" and in SECTION 6.26.2, SECTION 7.1.16, SECTION 7.1.17 and SECTION 7.2.18 shall be deleted in their entirety and any requirements in the Loan Documents regarding deliveries, certifications, opinions, determinations, inspections, analyses to be made by the Owner Representative or other duties to be performed by it under the Loan Documents may be (i) made or performed by any other Person approved by the Administrative Agent or (ii) waived by the Administrative Agent, in each case in its sole discretion.

                     (u) The definition of PERCENTAGE as set forth in the CA shall be deemed to be deleted in its entirety and the following definition shall be substituted in its place:

           "Percentage" means, relative to any Lender, the applicable percentage relating to Term A Loans, Term B Loans, Term C Loans, as the case may be, as set forth opposite its signature to the CA under the applicable column heading or as set forth in a Lender Assignment Agreement under the applicable column heading and relating to Term D Loans as set forth on ANNEX I to the Fourth Amendment to Credit Agreement or as set forth in a Lender Assignment Agreement, in each case as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to SECTION 10.11.1. A Lender shall not have any Commitment to make Term A Loans, Term B Loans, Term C Loans or Term D Loans, as the case may be, if its percentage under the applicable column heading is zero percent (0%).

                     (v) The definition of PROJECT PARTY as set forth in the CA shall be deemed to be deleted in its entirety and the following definition shall be substituted in its place:

           "Project Party" means the Borrower, AHL, Sommer Enterprises, Capital, Holdings, London Clubs, LCNI, the Design/Builder, Fluor or any other Person which is a party to a Material Main Project Document.

                     (w) The following definition shall be added to the CA after the definition of RATE PROTECTION AGREEMENT:

           "Ratification and Reaffirmation" means that certain Ratification and Reaffirmation dated as of July __, 2000, by each of the parties signatory thereto, as the same may from time to time be further amended, supplemented, amended and restated or otherwise modified in accordance with the terms of this Agreement."

                     (x) ITEM (x) in the PROVISO in the definition of REQUIRED LENDERS as set forth in the CA shall be deleted in its entirety and the following ITEM (x) shall be substituted in its place:

           (x) amendments affecting only one class of Lenders (with a class for each of the Term A Lenders, the Term B Lenders, the Term C Lenders and the Term D Lenders) will require the approval of the Non-Defaulting Lenders holding 66 2/3% or more of the principal amount of the Loans, Letters of Credit or, if applicable, Commitments for such class:

                     (y) The following definition shall be added to the CA after the definition of SCOTIABANK:

           "Scotiabank Collateral Account Agreement" means, on any date, the Scotiabank Collateral Account Agreement, as originally in effect on the Closing Date, among the Borrower, the Disbursement Agent and the Depositary and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms hereof.

                     (z) The definition of SCOTIABANK FEE LETTER as set forth in the CA shall be deemed to be deleted in its entirety and the following definition shall be substituted in its place:

           "Scotiabank Fee Letter" means the confidential letter agreement, dated December 4, 1997, among the Borrower, the Sponsors and Scotiabank and the confidential letter agreement, dated July __, 2000 (the "Term D Loan Fee Letter") among the Borrower, the Sponsors and Scotiabank.

                     (aa) The definition of STATED MATURITY DATE as set forth in the CA shall be deemed to be deleted in its entirety and the following definition shall be substituted in its place:

           "Stated Maturity Date" means

                     (a) with respect to all Term A Loans, the date which is the seventh anniversary of the Closing Date;

                     (b) with respect to all Term B Loans, the date which is eight and one-half years after the Closing Date;

                     (c) with respect to all Term C Loans, the tenth anniversary of the Closing Date; and

                     (d) with respect to all Term D Loans, the date which is ten and one-half years after the Closing Date.

                     (bb) The following definitions shall be added to the CA after the definition of TERM C NOTE:

           "Term D Lender" means any Lender which has made a Term D Loan Commitment or holds a Term D Loan.

           "Term D Loan" is defined in SECTION 2.1.6.

           "Term D Loan Commitment" means the aggregate principal amount of Term D Loans which the Term D Lenders are obligated to make pursuant to SECTION
2.1.6. The Term D Loan Commitment shall not exceed $50,000,000 which amount shall be reduced by the aggregate amount of Main Project Costs which the Design/Builder, Fluor, any other Contractor and/or the Completion Guarantor have agreed or confirmed in writing, to the satisfaction of the Administrative Agent in its sole discretion, that they are responsible for paying from their own funds (including, without limitation, the Dollar value of Change Orders which have been or will be performed by the Design/Builder or any other Contractor at no cost to the Borrower but which will be paid by one or more of the Completion Guarantors pursuant to an agreement which has been approved by the Administrative Agent in its sole discretion).

           "Term D Loan Commitment Amount" means, on any date, relative to any Term D Lender, the portion of the Term D Loan Commitment of such Term D Lender reduced by the principal amount of any Term D Loans made by such Term D Lender as of such date. The portion of the Term D Loan Commitment of each Term D Lender is set forth on ANNEX I to the Fourth Amendment to Credit Agreement or as set forth in a Lender Assignment Agreement.

           "Term D Loan Commitment Fee" is defined in SECTION 3.3.1.

           "Term D Loan Commitment Termination Date" means the earlier of

                     (a) the Term A Loan Commitment Termination Date (if the Term A Loans have not been made on or prior to such date);

                     (b) the date which is six months after the Conversion Date; and

                     (c) the date on which any Event of Default occurs.

Upon the occurrence of any event described in CLAUSE (a), (b) or (c), the Term D Loan Commitments shall terminate automatically and without any further action.

           "Term D Note" means, on any date, a promissory note of the Borrower payable to any Term D Lender, in the form of EXHIBIT A-5 annexed to the Fourth Amendment of Credit Agreement (as such promissory note may thereafter from time to time be amended, supplemented, amended and restated, endorsed or otherwise modified), evidencing the aggregate Indebtedness of the Borrower to such Term D Lender resulting from outstanding Term D Loans, and also means all other promissory notes accepted from time to time in substitution or replacement therefor or renewal thereof.

                     (cc) The definition of WORK as set forth in the CA shall be deemed to be deleted in its entirety and the following definition shall be substituted in its place:

           "Work" shall include the "Work" as defined in SECTION 1.7 of the Design/Build Contract and the obligations to be performed by the Contractors under the Contracts.

                     (dd) SECTION 2.1.4 as set forth in the CA shall be deemed to be deleted in its entirety and the following Section shall be substituted in its place:

           SECTION 2.1.4 LENDERS NOT PERMITTED OR REQUIRED TO MAKE LOANS. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of

                     (a) all Term A Loans

                               (i) of all Lenders with a Term A Loan Commitment,
                     together with the aggregate amount of all Letter of Credit Outstandings, would exceed the then existing aggregate amount of the Term A Loan Commitment Amounts, or

                               (ii) of such Lender with a Term A Loan
                     Commitment, together with such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings, would exceed such Lender's then existing Term A Loan Commitment Amount of such Lender; or

                     (b) all Term B Loans or all Term C Loans (as the case may be)

                               (i) of all Lenders made on the Closing Date would
                     exceed the aggregate amount of the Term B Loan Commitment Amounts (in the case of Term B Loans) or the aggregate amount of the Term C Loan Commitment Amounts (in the case of Term C Loans), or

                               (ii) of such Lender with a Term B Loan Commitment
                     or with a Term C Loan Commitment, as applicable, made on the Closing Date would exceed such Lender's then existing Term B Loan Commitment Amount (in the case of Term B Loans) or then existing Term C Loan Commitment Amount (in the case of Term C Loans); or

                     (c) all Term D Loans of all Lenders with a portion of the Term D Loan Commitment would exceed the then existing aggregate amount of the Term D Loan Commitment.

                     (ee) The following Section shall be added to the Credit Agreement as SECTION 2.1.6:

           SECTION 2.1.6 TERM D LOAN COMMITMENT. From time to time on any Business Day occurring from and after the date on which the proceeds of all Term B Loans, Term C Loans and the Term A Loans have been disbursed from the Bank Proceeds Account but prior to the Term D Loan Commitment Termination Date, each Lender that has a portion of the Term D Loan Commitment will make a loan (relative to such Lender, its "Term D Loan") to the Borrower equal to such Lender's Percentage of the aggregate amount of each Borrowing of the Term D Loans requested by the Borrower to be made on such day. The Commitment of each such Lender described in this SECTION 2.1.6 is herein referred to as its "Term D Loan Commitment." On the terms and subject to the conditions hereof, the Borrower may from time to time borrow and prepay the Term D Loans but no amount paid or prepaid with respect to the Term D Loans may be reborrowed.

                     (ff) The following Section shall be added to the Credit Agreement as SECTION 2.3.5:

           SECTION 2.3.5 TERM D LOANS. On the terms and subject to the conditions of this Agreement and the Disbursement Agreement prior to the Term D Loan Commitment Termination Date, the Borrower may from time to time irrevocably request that Term D Loans be made by the Lenders. Term D Loans may be part of an Advance from time to time to Fund Project Costs in accordance with the Loan Documents or, at the option of a Term D Lender, may be made in a single Borrowing directly into the Bank Proceeds Account (for purposes of the Disbursement Agreement, any Term D Loan advanced to the Bank Proceeds Account shall be deposited into the Term B Sub-Account and disbursed therefrom as a Term B Loan in accordance with the Disbursement Agreement and the Fourth Amendment to Credit Agreement). Any such request for Term D Loans shall be made in accordance with SECTION 2.3.1 and Section 2.4 of the Disbursement Agreement. Notwithstanding the date on which the Term D Loans are made by the Lenders or any provisions of the UCC, any applicable law or decision, each Lender agrees that all Liens and security interests created under any Loan Document in favor of the Lenders shall inure to the benefit of such Lender as if such Lender had made such loan on the Closing Date and such Liens and security interests shall be treated by such Lenders, on the one hand, and such Lenders making the Term D Loans, on the other hand, as having equal priority.

                     (gg) CLAUSE (a), CLAUSE (b) and CLAUSE (c) of SECTION 3.1.1 as set forth in the CA shall be deemed to be deleted in its entirety and the following clauses shall be substituted in their place:

                     (a)(i) From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole, of the outstanding principal amount of any Term A Loan, PROVIDED, HOWEVER, that

                                          (A) All such voluntary prepayments
                               shall require at least one but no more than five Business Days' prior written notice to the Administrative Agent; and

                                          (B) All such voluntary partial
                               prepayments shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $4,000,000 and an integral multiple of $1,000,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $4,000,000 and an integral multiple of $1,000,000.

                               (ii) From time to time on any Business Day after
                     the second anniversary of the Effective Date, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Term B Loan, Term C Loan or Term D Loan; PROVIDED, HOWEVER, that

                                          (A) any such prepayment of such Loans
                               shall be made PRO RATA among such Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Loans (with the amounts so allocated being applied to the remaining amortization payments for such Loans in such amounts as the Borrower shall determine);

                                          (B) all such voluntary prepayments
                               shall require at least one but no more than five Business Days' prior written notice to the Administrative Agent;

                                          (C) all such voluntary partial
                               prepayments shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $4,000,000 and an integral multiple of $1,000,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $4,000,000 and an integral multiple of $1,000,000; and

                                          (D) shall be accompanied by a premium
                               equal to the product of (1) the percentage set forth opposite the 12-month period ending on the anniversary of the Effective Date in which such prepayment is made MULTIPLIED BY (2) the amount then prepaid:

                                  Third Anniversary:                    3.00%
                                  Fourth Anniversary:                   2.00%
                                  Fifth Anniversary:                    1.00%
                                  Each Anniversary Thereafter:           0.0%

                     (b) From and after the Conversion Date, the principal amount of the Term A Loans, the Term B Loans, the Term C Loans and the Term D Loans shall be amortized (the "Scheduled Amortization") on the dates and in the amounts set forth on SCHEDULE II annexed to the Fourth Amendment to Credit Agreement.

                     (c) From and after the Conversion Date, the Borrower shall make mandatory prepayments of principal (the "Mandatory Prepayments") of all Loans in addition to the Scheduled Amortization on the dates and in the amounts set forth in SCHEDULE III annexed to the Fourth Amendment to Credit Agreement; PROVIDED, HOWEVER, on any date on which a Mandatory Prepayment is to be made, any Term B Lender, any Term C Lender or any Term D Lender may elect not to receive its portion of such Mandatory Prepayment in which case 50% of the portion of the Mandatory Prepayment which was to have been made to such Lender shall be paid PRO RATA to (x) the Term B Lenders, the Term C Lenders and the Term D Lenders which have elected to receive their portions of such Mandatory Prepayment and (y) the Term A Lenders which have made a Term A Loan (up to the outstanding amount of the Term A Loans), and upon the payment of such 50% portion of such Mandatory Prepayment, the Borrower shall be deemed to have satisfied its obligations to make such Mandatory Prepayment. Except as set forth in the proviso of the immediately preceding sentence, Mandatory Prepayments will be applied ratably among the Term A Loan, the Term B Loan, the Term C Loan and the Term D Loan."

                     (hh)  ITEM SIXTH as set forth in CLAUSE (b) of SECTION
3.1.2 of the CA and the balance of the sentence appearing after ITEM SIXTH shall be deemed to be deleted in its entirety and the following shall be substituted in its place:

                     SIXTH, ratably among the aggregate outstanding principal balance of the Loans and, after all amounts evidenced and secured by the Loan Documents have been indefeasibly paid in full and the Borrowers have performed their obligations under the Loan Documents, the balance, if any, shall be delivered to the Borrower."

                     (ii) The following sentence shall be added at the end of
SECTION 3.3.1:

                     From and after July __, 2000 and until the Conversion
                     Date, a non-refundable fee (the "Term D Loan Commitment Fee") in the amount of one-half percent PER ANNUM of the aggregate amount of the then existing Term D Loan Commitment Amounts shall accrue on the daily average of the aggregate amount of the then existing Term D Loan Commitment Amount. The Term D Loan Commitment Fee shall be payable in arrears to the Term D Lenders on each Quarterly Payment Date in proportion to such Term D

                     Lenders' respective then existing Term D Loan Commitment Amount.

                     (jj) The first sentence of SECTION 5.2.4 as set forth in the CA shall be deemed to be deleted in its entirety and the following sentence shall be substituted in its place:

           Subject to SECTION 2.3.2 with respect to Term A Loans, SECTION 2.3.3 with respect to Term B Loans and Term C Loans and SECTION 2.3.5 with respect to Term D Loans, the Administrative Agent shall have received a Borrowing Request for the Loan being requested or a Letter of Credit Issuance Request if a Letter of Credit is being requested or extended.

                     (kk) The following Section shall be added to the Credit Agreement as SECTION 5.2.7:

           SECTION 5.2.7 CONDITIONS FOR ADVANCES OF TERM D LOANS UNDER THE DISBURSEMENT AGREEMENT AND THE MAKING OF TERM D Loans. Not in limitation but in furtherance of the other conditions in this ARTICLE V, the following conditions shall be satisfied prior to the making of any Advance of a Term D Loan under the Disbursement Agreement or any Term D Loan, as the case may be,

                     (a) all conditions to the making of any Advance as set forth in the Disbursement Agreement shall be satisfied by the Borrower or otherwise waived in writing by the Administrative Agent in its sole discretion;

                     (b) except as set forth in the proviso to this CLAUSE (b), the proceeds of the Term B Loan and Term C Loan shall be fully disbursed from the Term B Sub-Account and the Term C Sub-Account, respectively, and the Term A Loans shall be fully advanced prior to the making of the Term D Loan; PROVIDED, HOWEVER, all fees payable under the Term D Loan Fee Letter on or before the Effective Date (as defined in the Fourth Amendment to Credit Agreement) shall be paid from the Term D Loan;

                     (c) if such Lender was not already a Lender prior to the making of such Loan, the Administrative Agent shall have received from such Lender a joinder to this Agreement, which joinder shall be in form and substance reasonably satisfactory to the Administrative Agent.

                     (ll) CLAUSE (c) of SECTION 7.1.19 of the CA shall be deleted in its entirety and the following clause (c) shall be substituted in its place:

                     (c) Take all actions and do all things as may be reasonably necessary under NRS Chapter 278 and the applicable provisions of the Clark County Code, to cause the Music Project Parcel to become a separate legal parcel as promptly as practicable. The

           Borrower shall, upon creation of the Music Project Parcel as a separate legal parcel, deliver a notice to such effect to the Administrative Agent. Promptly thereafter, at the Borrower's sole cost and expense, in substantially concurrent transactions:

                               (i)  the Borrower and Aladdin Music shall
                     terminate the Music Project Ground Lease; and

                               (ii) substantially concurrently with the
                     foregoing, and as a condition precedent thereto, the Borrower shall deliver to the Administrative Agent: (A) a legal opinion from counsel reasonably acceptable to the Administrative Agent to the effect that (1) the Music Project Parcel and the Main Project Parcel have been legally created as separate legal parcels under NRS Chapter 278 and the applicable provisions of the Clark County Code and (2) the Deed of Trust remains enforceable in accordance with its terms and continues to be effective with respect to the Music Project Parcel and the Main Project Parcel to create the security interests described therein against the Music Project Parcel and the Main Project Parcel, together with such other legal opinions as the Administrative Agent may reasonably request, each in form and substance reasonably satisfactory to the Administrative Agent, (B) endorsements, or commitments by the Title Insurer to issue endorsements, to the Title Policies, in each case, in form and substance satisfactory to the Administrative Agent, insuring the continuing perfection and priority of the respective Liens on the Main Project Security and (C) any amendments to the Reciprocal Easement Agreement, the Site Work Agreement and the Common Parking Area Use Agreement necessary to allow continued performance by the parties thereto of their obligations thereunder.

           Notwithstanding anything to the contrary set forth herein, in exchange for the "Release Price" (defined below) and satisfaction of the conditions listed below, the Administrative Agent shall deliver on behalf of the Lenders a release of the Music Project Parcel from the Deed of Trust and the Music Parcel Project shall be reconveyed on behalf of the Lenders by the Administrative Agent to the Borrower or its designee. The obligation of the Lenders to deliver the release and reconveyance shall be subject to the delivery by the Borrower of (A) a legal opinion from counsel reasonably acceptable to the Administrative Agent to the effect that the Deed of Trust remains enforceable in accordance with its terms and continues to be effective with respect to the Main Project Parcel to create the security interests described therein against the Main Project Parcel, together with such other legal opinions as the Administrative Agent may reasonably request, each in form and substance satisfactory to the Administrative Agent, (B) endorsements, or commitments by the Title Insurer to issue endorsements, to the Title Policies, in each case, in form and substance satisfactory to the Administrative Agent, insuring the continuing perfection and priority of the respective Liens on the Main Project Security and (C) any amendments which have been approved by the Administrative Agent to the Reciprocal Easement Agreement, the Site Work Agreement and the Common Parking Area Use Agreement necessary to allow continued performance by the parties thereto of their obligations thereunder.

The "Release Price" shall be a cash payment equal to 100% of the contract sales price (which shall be no less than the fair market value of the Music Parcel Project at the time the Borrower enters into the contract of sale therefor) paid by a BONA FIDE third party purchaser of the Music Project Parcel which is not an Affiliate any of any of the Aladdin Parties or the London Clubs Parties REDUCED BY BONA FIDE closing costs which have been approved by the Administrative Agent in its sole discretion. The Release Price received by the Lenders shall be applied in accordance with SECTION 3.1.2.

                     (mm) Notwithstanding anything to the contrary set forth in the introductory language of SECTION 7.2.4 of the CA, for purposes of CLAUSE (a), CLAUSE (b), CLAUSE (d) and CLAUSE (e) of said Section, FQ1 shall commence with the close of the Fiscal Quarter in which December 31, 2000 occurs and the references in each of said clauses to the Conversion Date shall be deleted and deemed to be December 31, 2000. The introductory language in SECTION 7.2.4 of the CA shall continue to apply to CLAUSE (C) of said Section.

                     (nn) The words "or under any other Contract" shall be added to the end of ITEM (III) of CLAUSE (a) of SECTION 7.2.17 of the CA before the semi-colon.

                                   ARTICLE IV

                        CONDITIONS PRECEDENT AND COVENANT

           SECTION IV.1. CONDITIONS TO EFFECTIVENESS. This Fourth Amendment to Credit Agreement shall be and become effective on the date (the "Effective Date") on which each of the following conditions precedent shall have been satisfied.

                     (a) DELIVERIES. The Administrative Agent shall have received counterparts of (i) the Ratification and Reaffirmation executed by Authorized Representatives of each of the parties thereto; (ii) this Fourth Amendment to Credit Agreement executed by Authorized Representatives of the Borrower, the Administrative Agent and the Syndication Agent; (iii) all documentation required by the Lenders to evidence and secure the Term D Loans; (iv) written verification that a portion of the payments to be made by Pepsi to the Borrower under the Pepsi Contract in an amount of no less than $1,200,000 has been received by the Borrower and deposited into the Guaranty Deposit Account together with a written commitment from Pepsi to make the balance of such payments under the Pepsi Contract on or before July 28, 2000 such that an aggregate amount of no less than $2,754,643 shall have been funded under the Pepsi Contract on or before July 28, 2000; (v) a certificate from the Architect that the design of the Main Project and the Parking Garage is complete (subject to such variations approved by the Administrative Agent in its sole discretion) such design has been approved by all Governmental Authorities having jurisdiction over the Main Project and that all temporary certificates of occupancy for zones listed on
           SCHEDULE IV hereto have been
           issued by the due date for such temporary certificate of occupancy listed on said schedule; (vi) a certified copy of each of the Contracts listed on SCHEDULE V hereto together with a continuation agreement from the Contractor thereunder in form and content satisfactory to the Administrative Agent in its sole discretion;
           (vii) written confirmation that (x) the GECC Facility has been funded in an aggregate amount of at least $42,257,379.96 covering the Specified Property and the Gaming Equipment listed on SCHEDULE
           VI annexed hereto, (y) that the proceeds thereof have been received by the proper Person and (z) to the extent that the Borrower has received any proceeds, the Borrower has deposited such proceeds into the Guaranty Deposit Account; (viii) written confirmation from GECC that it will fund $37,742,620.04 from the GECC Facility on or before September 30, 2000 for the Specified Property and Gaming Equipment listed on SCHEDULE VII annexed hereto, subject to and in accordance with the terms of the GECC Facility Agreement (of which no less than $30,000,000 shall be funded on or before August 30, 2000 with the balance being funded on or before September 30, 2000) such that the aggregate amount funded from the GECC Facility on or before September 30, 2000 shall be no less than the aggregate amount of $80,000,000; (ix) an effective amendment to the GECC Facilities Agreement which conforms the GECC Facilities Agreement to the Credit Agreement, as amended by the Fourth Amendment to Credit Agreement, and includes the consent of GECC to the execution and delivery hereof; (x) a general release substantially in the form of the release set forth in SECTION 5.7 of this Fourth Amendment to Credit Agreement in favor of the Lenders and the Agents from each of the Aladdin
           Parties, the London Clubs Parties and all other Persons as required by the Administrative Agent through the Effective Date of this Fourth Amendment of Credit Agreement; and (xi) delivery of such other items required by the Administrative Agent or any of the Lenders.

                     (b) INCUMBENCY, ETC. The Administrative Agent shall have received (with copies for each Lender) a certificate, dated as of the date of the Fourth Amendment to Credit Agreement, of an Authorized Representative of

                               (i) the Borrower certifying

                               (x) as to the incumbency and signatures of the Person or Persons authorized to execute and deliver this Fourth Amendment to Credit Agreement and any instruments or agreements required hereunder,

                               (y) as to an attached copy of one or more resolutions or other authorizations of the manager of the Borrower certified by the Authorized Representative of such manager as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Fourth Amendment to Credit Agreement, the Term D Notes and any instruments or agreements required hereunder, and

                               (z) that the Organizational Documents of the Borrower have not been modified since the date on which they were last delivered to the Administrative Agent,

                               (i) of each signatory to the Ratification and Reaffirmation certifying

                               (x) as to the incumbency and signatures of the Person or Persons authorized to execute and deliver the Ratification and Reaffirmation on behalf of such signatory;

                               (y) as to an attached copy of one or more resolutions or other authorizations of (A) the Board of Directors certified by the Authorized Representative of such signatory, or (B) the manager of such signatory certified by the Authorized Representative of such manager, as applicable, each as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of the Ratification and Reaffirmation, and

                               (z) that the Organizational Documents of such signatory have not been modified since the date on which they were last delivered to the Administrative Agent,

           upon which certificate the Administrative Agent, the Syndication Agent, the Documentation Agent and each Consenting Lender (collectively, the "Financing Parties" may conclusively rely until it shall have received a further certificate of an Authorized Representative of the Borrower canceling or amending such prior certificate.

                     (c) FEES. All reasonable fees and costs and expenses of Mayer, Brown & Platt and other professionals employed by the Administrative Agent and all other reasonable expenses of the Administrative Agent in connection with the negotiation, execution and delivery of this Fourth Amendment to Credit Agreement and the transactions contemplated herein shall have been paid in full.

                     (d) SATISFACTORY LEGAL FORM. Each Financing Party and its counsel shall have received all information, approvals, opinions, documents or instruments as each Financing Party or its counsel may have reasonably requested, and all documents executed or submitted pursuant hereto by or on behalf of the Borrower shall be satisfactory in form and substance to each Financing Party and its counsel.

                     (e) DEFAULT. After giving effect to this Fourth Amendment to Credit Agreement the following statements shall be true and correct: (i) to the best knowledge of the Borrower, no act or condition exists which, with the giving of notice or passage of time would constitute a "Default" or "Event of Default" (as defined in the Credit Agreement, the GECC Facilities Agreement and the Discount Note Indenture) has occurred and is continuing as of the date hereof and (ii) no material adverse change in (A) the financial condition, business, property, prospects or ability of the Borrower to perform in all material respects its obligations under any Operative Document or any of the documents evidencing and securing the FF&E Financing to which it is a party or (B) the financial condition, business, property, prospects and ability of the Design/Builder, Fluor or the Contractors to perform in all material respects their respective obligations under any Operative Document to which it is a party has occurred since the Closing Date.

                     (f) CONSENTS AND APPROVALS. All approvals and consents required to be taken, given or obtained, as the case may be, by or from any Governmental Instrumentality or another Person, or by or from any trustee (including, without limitation, GECC and the Discount Note Indenture Trustee) or holder of any indebtedness or obligation of the Borrower, that are necessary or, in the reasonable opinion of the Administrative Agent, advisable in connection with the execution, delivery and performance of this Fourth Amendment to Credit Agreement by all parties hereto, shall have been taken, given or obtained, as the case may be, shall be in full force and effect and the time for appeal with respect to any thereof shall have expired (or, if an appeal shall have been taken, the same shall have been dismissed) and shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise) and shall be in form and substance satisfactory to the Administrative Agent.

                     (g) DELIVERY OF FOURTH AMENDMENT TO CREDIT AGREEMENT, ETC. The Borrower shall have delivered this Fourth Amendment to Credit Agreement, the Term D Notes, and all documents required by Amendment No. 3 and the Discount Note Indenture to all Persons entitled under the Operative Documents to receive delivery hereof and thereof, as the case may be, and arranged for or caused the recording and/or filing thereof, as required.

                     (h) OPINIONS. The Administrative Agent shall have received such opinions of counsel as it deems necessary, dated as of the date of the Fourth Amendment to Credit Agreement and addressed to the Administrative Agent, the Lenders and, if applicable, the Disbursement Agent, which shall be in form and substance satisfactory to the Administrative Agent.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

           In order to induce each Financing Party to enter into this Fourth Amendment to Credit Agreement, the Borrower hereby reaffirms, as of the date of this Fourth Amendment to Credit

Agreement, its representations and warranties contained in Article VI of the Credit Agreement and the Disbursement Agreement and additionally represents and warrants unto each Financing Party as set forth in this ARTICLE V.

           SECTION V.1. MATTERS PERTAINING TO THE GECC FACILITIES AGREEMENT AND THE DISCOUNT NOTE INDENTURE.

                     (a) The Borrower has performed all of its obligations under the GECC Facilities Agreement and the Discount Note Indenture.

                     (b) After giving effect to this Fourth Amendment to Credit Agreement and the performance by the Borrower of its obligation to keep the Main Project Budget In Balance, no "Default" or "Event of Default" exists under the GECC Facilities Agreement (without giving effect to the GECC Intercreditor Agreement) or the Discount Note Indenture.

           SECTION V.2. DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by the Borrower of this Fourth Amendment to Credit Agreement, the Term D Notes, the amendments to the other Loan Documents and each other document executed or to be executed by it in connection with this Fourth Amendment to Credit Agreement are within the Borrower's powers, have been duly authorized by all necessary action, and do not

                     (a   contravene the Borrower's Organizational Documents;

                     (b   contravene any contractual restriction binding on or
           affecting any of the Aladdin Parties and/or the London Clubs Parties;

                     (c contravene any court decree or order or Legal Requirement binding on or affecting any of the Aladdin Parties and/or the London Clubs Parties; or

                     (d result in, or require the creation or imposition of, any Lien on any property of the Borrower, any of the other Aladdin Parties, any other Person which executes and delivers documents with respect to the Fourth Amendment to Credit Agreement in favor of the Lenders except as expressly permitted by the Operative Documents, the GECC Facilities Agreement, the Discount Note Indenture and other Instruments binding on such Persons, as the case may be, and the Financing Parties may conclusively rely on such representation and warranty.

           SECTION V.3. GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Person of this Fourth Amendment to Credit Agreement or any other document to be executed by it or any other Person in connection with this Fourth Amendment to Credit Agreement.

           SECTION V.4. VALIDITY, ETC. This Fourth Amendment to Credit Agreement constitutes, and each other document executed by the Borrower in connection with this Fourth Amendment to Credit Agreement, on the due execution and delivery thereof, will constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally and by general principles of equity.

           SECTION V.5. LIMITATION. Except as expressly provided hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement and each other Operative Document shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments and modifications set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Credit Agreement, the GECC Facilities Agreement, any Operative Document, the Discount Note Indenture or other Instrument referred to therein or herein, or of any transaction or further or future action on the part of the Borrower or any other Person which would require the consent of the Agents, the Lenders, GECC or the Discount Note Indenture Trustee or any other Person.

           SECTION V.6. OFFSETS AND DEFENSES. The Borrower has no offsets or defenses to its obligations under the Loan Documents, the Term D Notes or the documents evidencing and securing the FF&E Financing and no claims or counterclaims against any of the Agents, the Lenders or the Construction Consultant.

           SECTION V.7. RELEASE BY THE BORROWER. (a) As an inducement to the Lenders, the Administrative Agent and the Syndication Agents to enter into this Fourth Amendment to Credit Agreement, the Borrower hereby releases and discharges the Lenders and the Agents, and their respective successors and assigns, and all officers, directors, employees, agents, representatives, insurers and attorneys of each of them from all actions, counterclaims, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law, admiralty or equity, against the Lenders, the Agents and/or their successors and assigns which the Borrower ever had, now has or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Fourth Amendment to Credit Agreement (the "Released Claims").

           (b) In order to induce the Lenders, the Administrative Agent and the Syndication Agent to accept the release set forth herein, the Borrower represents that:

                     (i) such release constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms. The execution and delivery of, and the performance and compliance by the Borrower with such release will not conflict with, or constitute on the part of the Borrower a violation or breach of, or a default under, and will not require any authorization, consent, approval or other action by, or any notice to, or filing with any court or administrative body or any other Person pursuant to, any mortgage, deed of trust, loan agreement, trust agreement or other agreement or instrument to which the Borrower or any of its property is subject or any laws and other governmental requirements; and

                     (ii) the Borrower (A) has not sold, transferred, conveyed, abandoned or otherwise disposed of any of the Released Claims, whether or not known, suspected or claimed that the Borrower has, had or may have, against the Lenders, any Agent and/or any of their successors, predecessors (including, without limitation, all predecessors by virtue of merger) and assigns, as the case may be and
           (B) has sought the advice of counsel with respect to the execution and delivery of this Fourth Amendment to Credit Agreement and the Borrower understands the legal implications with respect to the release set forth herein and the other documents executed by the Borrower in connection herewith.

                     (c) The Borrower hereby acknowledges that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of the release set forth herein, but that it is the Borrower's intention to, and it does, hereby fully, finally and forever settle the Released Claims; in furtherance of such intention, the Borrower acknowledges that the release set forth herein shall be and remain in effect as a full and complete release, notwithstanding the subsequent discovery or existence of any such additional or different facts.

           SECTION V.8. ATTACHMENTS TO CERTAIN PLEDGE AGREEMENTS. Attachment 1 to each of the following Pledge Agreements shall be replaced by the corresponding Attachment 1 attached hereto after approval by the Nevada Gaming Commission: the Holdings Pledge Agreement, the LCNI Pledge Agreement, the Sommer Enterprises Pledge Agreement, the AHL Pledge Agreement, the Enterprises Pledge Agreement and the AMH Pledge Agreement. The shares of Capital Stock or Membership Interests listed on Item A of any Attachment 1 constitute all the shares of Capital Stock or Membership Interests which have been issued by the Pledged Share Issuer (as defined in the applicable Pledge Agreement) to such Pledgor (as defined in such Pledge Agreement). The Borrower covenants and agrees to request immediately after the execution and delivery of this Fourth Amendment to Credit Agreement that the Nevada Gaming Commission approve the amendment of each of the aforementioned Attachments to Pledge Agreements and to diligently and continuously prosecute to completion such approval process.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

           SECTION VI.1. RATIFICATION OF AND REFERENCES TO THE CREDIT AGREEMENT. This Fourth Amendment to Credit Agreement shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended by this Fourth Amendment to Credit Agreement, shall continue in full force and effect and is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement, as amended by this Fourth Amendment to Credit Agreement.

           SECTION VI.2. HEADINGS. The various headings of this Fourth Amendment to Credit Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Fourth Amendment to Credit Agreement or any provisions hereof.

           SECTION VI.3. APPLICABLE LAW. THIS FOURTH AMENDMENT TO CREDIT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FOURTH AMENDMENT TO CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES OF SUCH STATE.

           SECTION VI.4. CROSS-REFERENCES. References in this Fourth Amendment to Credit Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Fourth Amendment to Credit Agreement.

           SECTION VI.5. LOAN DOCUMENT. This Fourth Amendment to Credit Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

           SECTION VI.6. SUCCESSORS AND ASSIGNS. This Fourth Amendment to Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

           SECTION VI.7. COUNTERPARTS. This Fourth Amendment to Credit Agreement may be executed by the parties hereto in any number of counterparts and on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

           SECTION VI.8. ANNEX; SCHEDULES; EXHIBITS. Annexed to this Fourth Amendment to Credit Agreement are the following:


           ANNEX I       Term D Lenders

           SCHEDULE II   Amortization (Replaces Schedule II to the CA)
           SCHEDULE III  Mandatory Payments (Replaces Schedule III to the CA)
           SCHEDULE IV   Certificates of Occupancy for Zones
           SCHEDULE V    Schedule of Contracts and Continuation Agreements
           SCHEDULE VI   Specified Property and the Gaming Equipment Funded by GECC
           SCHEDULE VII  Specified Property and the Gaming Equipment to be Funded by
                         GECC

           EXHIBIT A-5   Form of Term D Note
           EXHIBIT X-2   Main Project Budget

          [ATTACHMENT 1 to the Holdings Pledge Agreement
           ATTACHMENT 1 to the LCNI Pledge Agreement
           ATTACHMENT 1 to the Sommer Enterprises Pledge Agreement
           ATTACHMENT 1 to the AHL Pledge Agreement
           ATTACHMENT 1 to the Enterprises Pledge Agreement
           ATTACHMENT 1 to the Borrower Pledge Agreement
           ATTACHMENT 1 to the AMH Pledge Agreement]


                     IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Credit Agreement as of the day and year first above written.


                                       ALADDIN GAMING, LLC



                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------


                                       THE BANK OF NOVA SCOTIA, as the
                                       Administrative Agent



                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------


                                       MERRILL LYNCH CAPITAL

                                       CORPORATION, as the Syndication Agent



                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                                                    Schedule V


                Schedule of Contracts and Continuation Agreements

(a "Contract for Construction for a Guaranteed Maximum Price," dated February 18, 2000, between Aladdin Gaming, LLC and George M. Raymond Co.;

(b "Contract for Construction for a Guaranteed Maximum Price," dated February 7, 2000, between Aladdin Gaming, LLC and Valley Crest Landscaping, Inc.;

(c "Contract for Construction for a Guaranteed Maximum Price," dated January 24, 2000, between Aladdin Gaming, LLC and Korte-Bellew & Associates Construction Co.;

(d "Contract Agreement," dated January 26, 2000 between Aladdin Gaming, LLC and Dynalectric Company of Nevada;

(e "Contract for Construction for a Guaranteed Maximum Price," dated February 7, 2000, between Aladdin Gaming, LLC and Taylor International Corp.